                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

[X]     Filed by the Registrant
[ ]     Filed by a Party other than the Registrant

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-7(e)(2))

[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to (section) 240.14a-11(c) or (section) 240.14a-12



                               Bernard Chaus, Inc.
                 (Name of Person(s) as Specified in Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)     Title of each class of securities to which transaction applies:
        2)     Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        4)     Proposed maximum aggregate value of transaction:
        5)     Total fee paid:



[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provide by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)       Amount Previously Paid:
        2)       Form, Schedule or Registration Statement No.:
        3)       Filing Party:
        4)       Date Filed:

                               BERNARD CHAUS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of Bernard Chaus, Inc., a New York corporation (the "Company"), will be held on November 13, 2002 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York for the following purposes:

         1. To elect five directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

         2. To approve the amendment to the Company's Stock Option Plan to provide for an automatic annual grant of 10,000 option shares to each of the non-employee directors of the Company;

         3. To ratify the appointment of Deloitte & Touche LLP as auditors of the Company to serve for the fiscal year ending June 30, 2003.

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Stockholders of record at the close of business on October 10, 2002 are entitled to notice of and will be entitled to vote at the meeting.

         YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                            By Order of the Board of Directors,


                                            Barton Heminover
                                            Assistant Secretary



New York, New York
October 10, 2002


--------------------------------------------------------------------------------

IMPORTANT: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE SELF-ADDRESSED, STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.


--------------------------------------------------------------------------------

                               BERNARD CHAUS, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 13, 2002

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Bernard Chaus, Inc., a New York corporation (the "Company"), to be used at the Annual Meeting of Stockholders which will be held on November 13, 2002 at 9:00 a.m. at 530 Seventh Avenue, Eighteenth Floor, New York, New York, and any adjournments or postponements thereof.

         Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Assistant Secretary of the Company or by revocation in person at the meeting; unless so revoked, the shares represented by proxies will be voted at the meeting in accordance with the directions given therein. If no directions are given, proxies will be voted (i) FOR the election of the nominees named below under the caption "Election of Directors-Nominees for Election", (ii) FOR the approval of the amendment to the Company's Stock Option Plan to provide for an automatic annual grant of 10,000 option shares to each of the non-employee directors of the Company; (iii) FOR the ratification of the appointment of Deloitte & Touche LLP as auditors for the Company's fiscal year ending June 30, 2003 and (iv) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

         The principal executive offices of the Company are located at 530 Seventh Avenue, New York, New York 10018. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was October 15, 2002.

         Stockholders of record at the close of business on October 10, 2002 are entitled to notice of and will be entitled to vote at the meeting. On October 10, 2002, there were outstanding 27,222,007 shares of common stock, $.01 par value ("Common Stock"), of the Company. Each share of Common Stock is entitled to one vote.

                                VOTING PROCEDURES

         Under the New York Business Corporation Law (the "BCL") and the Company's By-Laws, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum of the stockholders to take action at the Annual Meeting. Abstentions and broker non-votes are counted as shares present in the determination of whether the shares of Common Stock represented at the Annual Meeting constitute a quorum. Once a quorum of the stockholders is established, under the BCL and the Company's By-Laws, the directors standing for election must be elected by a plurality of the votes cast. All other actions to be taken at the meeting must be approved by a majority of the votes cast. For voting purposes, abstentions and broker non-votes will not be counted in determining whether the directors standing for election have been elected or whether any other action has been approved.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table represents information with respect to the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock of the Company as of September 30, 2002.

NAME AND ADDRESS OF              AMOUNT BENEFICIALLY
BENEFICIAL OWNER                        OWNED                  PERCENT OF CLASS
-------------------              -------------------           -----------------
Josephine Chaus (1)...........      18,848,415(2)                   69.23%
530 Seventh Avenue,
New York, New York 10018

(1) All shares listed are owned of record and beneficially, with sole investment and voting power, except that, with respect to 72,936 shares included in such amount, Josephine Chaus shares power to vote and dispose of such shares with Daniel Rosenbloom which are held by them as co-trustees for her children.

(2) Because of her stock ownership and positions with the Company, Josephine Chaus may be deemed a control person of the Company.

         The following table presents information as of September 30, 2002 with respect to the number of shares of Common Stock beneficially owned by each of the current directors of the Company and each Named Executive Officer (as defined herein), other than Josephine Chaus whose ownership is shown in the table above, and all of the directors and executive officers of the Company as a group. The information below stating amounts beneficially owned and percent of class owned includes options exercisable within 60 days of September 30, 2002.

                                                                      AMOUNT
                                                                   BENEFICIALLY       PERCENT OF CLASS
NAME                                                                 OWNED (1)           DIRECTORS:
----                                                                 ---------           ----------
Philip G. Barach (2)..........................................            33,237            *
Nicholas DiPaolo + (3)........................................         2,326,250            7.82%
S. Lee Kling (4)..............................................            33,500            *
Harvey M. Krueger (5).........................................            59,743            *
NAMED EXECUTIVE OFFICERS:
Barton Heminover (6)..........................................            23,204
Gregory Mongno (7)............................................           260,000            *
All directors and executive officers as a group
(7 persons) (8) ..............................................        21,491,016           72.20%

---------------

*        Less than one percent.

+ Mr. DiPaolo has served as the Company's Chief Operating Officer since November 1, 2000 and is a Named Executive Officer as well as a director.

(1) Except as otherwise indicated below, the persons listed have advised the Company that they have sole voting and investment power with respect to the securities listed as owned by them.

(2) Includes options to purchase 13,000 shares of Common Stock granted under the Bernard Chaus, Inc. 1998 Stock Option Plan, as amended (the "Stock Option Plan"). Excludes options to purchase 23,000 shares of Common Stock granted under the Stock Option Plan.

(3) Includes options to purchase 2,306,250 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 1,003,750 shares of Common Stock granted under the Stock Option Plan. Excludes 5,000 shares of Common Stock owned by his wife, as to which shares Mr. DiPaolo disclaims beneficial ownership.

(4) Includes options to purchase 13,500 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 23,500 shares of Common Stock granted under the Stock Option Plan. Mr. Kling has indicated that all of his shares are held jointly with his wife who shares all voting and investment power with respect to such shares.

(5) Includes options to purchase 21,250 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 13,750 shares of Common Stock granted under the Stock Option Plan.

(6) Includes options to purchase 23,204 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 33,204 shares of Common Stock granted under the Stock Option Plan.

(7) Includes options to purchase 260,000 shares of Common Stock granted under the Stock Option Plan. Excludes options to purchase 426,667 shares of Common Stock granted under the Stock Option Plan.

(8) Includes beneficial ownership of Josephine Chaus; also includes options to purchase an aggregate of 2,543,871 shares of Common Stock granted under the Stock Option Plan.



                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         Five directors will be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

         EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the

Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve the election of these nominees. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of such election.

         At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. Except as indicated below, there are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.

         The following table sets forth certain information with respect to the nominees for director:

                 NAME OF NOMINEE             AGE           DIRECTOR SINCE

                 Josephine Chaus......       51                 1977
                 Nicholas DiPaolo.....       61                 1999
                 S. Lee Kling.........       73                 1989
                 Harvey M. Krueger....       73                 1992
                 Philip G. Barach.....       72                 1993


         Josephine Chaus has been an employee of the Company in various capacities since its inception. She has been a director of the Company since 1977, Chief Executive Officer from 1991 until September 1994 and from 1998 until present, and Chairman of the Board from December 1998 until present. In addition, she served as President from 1980 to February 1993, and served as member of the Office of the Chairman from September 1994 until it was eliminated in December 1998.

         S. Lee Kling was elected a director of the Company on February 22, 1989. He served from 1991 to August 2002 as Chairman of the Board of Kling Rechter & Co., L.P., a merchant banking company. As of September 1, 2002, Mr. Kling became Chairman of the Board of The Kling Company. Mr. Kling served as Chairman of the Board of Landmark Bancshares Corporation, a bank holding company in St. Louis, Missouri ("Landmark"), until December 1991 when the company merged with Magna Group, Inc. He had served in such capacity with Landmark since 1974 and had also served as Chief Executive Officer of Landmark from 1974 through October 1990 except for the period from May 1978 to January 1979 when he served as Assistant Special Counselor on Inflation for the White House and Deputy for Ambassador Robert S. Strauss. Mr. Kling serves on the Boards of Directors of Falcon Products, Co., a furniture and fixtures manufacturer; National Beverage Corp., a beverage manufacturer; Electro Rent Corporation, an electronic equipment rental company; Engineered Support Systems, Inc., a product manufacturer in the defense industry; and Kupper Parker Communications, an advertising and public relations company, all of which are public companies. Mr. Kling also serves on the Board of Directors of The Jones Company and Computer Sales International, both of which are private companies.

         Harvey M. Krueger was appointed a director of the Company on January 2, 1992. He has been Vice Chairman of Lehman Brothers, Inc. ("Lehman Brothers"), an investment banking firm, since 1997. From May 1984 to 1996, he was a Senior Managing Director of Lehman

Brothers. From December 1977 to May 1984, he was Managing Director of Lehman Brothers Kuhn Loeb, Inc. From 1965 to 1977, he was a Partner of Kuhn Loeb & Co. and in 1976, he became President and Chief Executive Officer of Kuhn Loeb & Co. Mr. Krueger currently serves as a director of Automatic Data Processing Inc., a provider of payroll and related employer services; R.G. Barry, a manufacturer of home comfort footwear and thermal retention technology products; and Delta Galil Industries Ltd., a manufacturer of boutique-quality apparel, each of which is a public company.

         Philip G. Barach was appointed a director of the Company on November 26, 1993. He was, from July 1968 to March 1990, the Chief Executive Officer of U.S. Shoe Corp., a shoe manufacturer. In addition, Mr. Barach served as Chairman of the Board of Directors of U.S. Shoe Corp. from March 1990 to March 1993. Mr. Barach currently serves as a director of Glimcher Real Estate Investment Trust, a real estate company; and R.G. Barry, a manufacturer of home comfort footwear and thermal retention technology products, each of which is a public company. Mr. Barach currently serves on the boards of advisors of AM Asia, a wholesaler of women's footwear ("AM Asia"); and PC on Call, a start-up service provider for personal computers, both of which are private companies. Mr. Barach also currently serves as a consultant to AM Asia.

         Nicholas DiPaolo has been Chief Operating Officer and Vice Chairman of the Company since November 1, 2000 and a director of the Company since February 11, 1999. From 1991 through May 1997, he served as Chairman, President and Chief Executive Officer of Salant Corporation, a diversified apparel company ("Salant"). In addition, Mr. DiPaolo served as President and Chief Operating Officer of Salant from 1988 through 1991. Prior to 1998, he held executive positions with a number of apparel and related companies, including Manhattan Industries, a menswear company, and The Villager, a women's sportswear company. Mr. DiPaolo currently serves on the Board of Directors of JPS Industries Inc., a publicly traded manufacturer of specialty extruded and woven materials and Foot Locker, Inc., a publicly traded retailer of athletic footwear and apparel, where he also serves on the audit committee.

         During fiscal 2002, the members of the Audit Committee were S. Lee Kling, Terri Kabachnick and Harvey M. Krueger. In August 2002, Ms. Kabachnick resigned from the Board of Directors of the Company, as well as from the Audit and Compensation Committees for personal reasons unrelated to the Company. At such time, Philip G. Barach was appointed by the Board of Directors to the Audit Committee as Ms. Kabachnick's replacement. The three current members of the Audit Committee are independent within the meaning of SEC Release No. 34-42266. The Company does not have a standing Nominating Committee. As used herein, fiscal 2002 refers to the fiscal year ended June 30, 2002, fiscal 2001 refers to the fiscal year ended June 30, 2001 and fiscal 2000 refers to the fiscal year ended June 30, 2000.

         During fiscal 2002, the members of the Compensation Committee were Philip G. Barach, Terri Kabachnick and S. Lee Kling. As discussed above, in August 2002, Ms. Kabachnick resigned from this position. No replacement has been appointed. The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's incentive compensation plans for its executives and submitting such plans to the Board of Directors for approval, allocating bonuses, determining the individuals to whom stock options are to be granted, the number of shares subject to grant and the terms of such options, and recommending to the Board of Directors any changes in the compensation of any employee of the Company whose annual compensation exceeds $150,000. The Compensation Committee met on four occasions during fiscal 2002.

         The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time and is charged with recommending annually to the Board of Directors the independent auditors to be retained by the Company, reviewing the audit plan with the auditors, reviewing the results of the audit with the officers of the Company and its auditors and reviewing with the officers of the Company the scope and nature of the Company's financial controls. The Audit Committee met on five occasions during fiscal 2002.

         During fiscal 2002, the Board of Directors of the Company met on four occasions. During fiscal 2002, no incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and
(2) the total number of meetings held by all committees of the Board on which such director served.

        COMPLIANCE WITH SECTION 16(A) OF SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and persons who own beneficially more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock of the Company are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during fiscal 2002, all Section 16(a) filing requirements applicable to its officers, directors and persons owning beneficially more than ten percent of the Common Stock of the Company were complied with.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all cash compensation paid or accrued by the Company for fiscal 2002, fiscal 2001 and fiscal 2000 with respect to (a) Josephine Chaus, Chairwoman of the Board and Chief Executive Officer, and (b) the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"), for services rendered by such persons in all capacities to the Company.

                                                       ANNUAL COMPENSATION                                  LONG TERM
                                    ---------------------------------------------------------             COMPENSATION
                                                                                                 ------------------------------
                                                                                                  NUMBER OF
                                                                                   RESTRICTED    SECURITIES
NAME AND PRINCIPAL POSITION HELD             SALARY        BONUS        OTHER        STOCK       UNDERLYING       ALL OTHER
     DURING FISCAL YEAR 2002        YEAR       ($)          ($)          ($)       AWARDS (#)    OPTIONS (#)   COMPENSATION (9)
--------------------------------    ----    ---------    ---------    ----------  ------------   -----------   ----------------
Josephine Chaus                     2002    525,000
   Chairwoman of the Board and      2001    525,000           --            --            --               --             --
   Chief Executive Officer          2000    525,000           --            --            --               --             --

Nicholas DiPaolo                    2002    300,000
   Chief Operating Officer and      2001    231,365 (1)       --      11,500 (2)          --        3,300,000             --
   Vice Chairman

Ivy Karkut                          2002    477,692 (3)
   Former President and             2001    900,000 (4)  250,000            --            --               --             --
   Former Director                  2000    455,385 (5)  250,000            --    100,000(6)          675,000             --

Gregory Mongno                      2002    511,923      150,000 (7)                                  686,667
   President                        2001    362,500 (8)   50,000            --            --               --             --

Barton Heminover                    2002    185,000           --                          --           46,408             --
   Chief Financial Officer and      2001    177,500           --            --            --               --             --
   Assistant Secretary              2000    164,615       10,000            --            --               --             --

 ---------------------

(1) Annual Compensation represents (i) prorated employment compensation from date of hire on November 1, 2000 equal to $199,615 and (ii) consulting compensation earned from July 1, 2000 through October 31, 2000 equal to $31,750.

(2) Represents fees paid as an outside director prior to his date of hire as a full time employee.

(3) Represents non-competition payments made pursuant to a non-competition agreement with Ms. Karkut, who resigned in January 2001. Under the terms of such agreement, the Company was obligated to pay up to $900,000 (one year base salary) in equal monthly installments over the 12-month period from January 2001 to January 2002. All of Ms. Karkut's vested options have lapsed without exercise.

(4) Annual Compensation represents prorated compensation from July 1, 2000 until January 10, 2001 (the "Termination Date") and non-competition payments subsequent to the Termination Date.

(5) Annual Compensation represents prorated compensation from date of hire on November 29, 1999.

(6) Ms. Karkut received 100,000 shares of restricted Common Stock of the Company as a signing bonus under her employment agreement. The restrictions lapsed on July 1, 2000. The shares had a market value of $1.00 per share on the date of issuance and $.6875 per share on the date that the restrictions lapsed.

(7) The bonus amount represents the bonus amount guaranteed to Mr. Mongno pursuant to his employment letter agreement with the Company. The bonus amount was paid to Mr. Mongno in early September 2001.

(8) Annual Compensation represents compensation for service as Senior Vice President - Sales and Marketing (non-executive officer position) from July 1, 2000 until June 1, 2001 (the "Promotion Date") and as President from the Promotion Date.

(9) The amounts in this column include the aggregate value of certain personal benefits to a named executive officer only where such value is greater than the lesser of either $50,000 or 10% of such executive's salary and bonus for the fiscal year.

                               OPTION GRANTS TABLE

         The following table sets forth information with respect to the Named Executive Officers concerning the grant of stock options during fiscal 2002. The Company did not have during such fiscal year, and currently does not have, any plans providing for the grant of stock appreciation rights.

                                                                                    POTENTIAL REALIZABLE
                                                                                   VALUE AT ASSUMED ANNUAL
                                                                                    RATES OF STOCK PRICE
                                                                                   APPRECIATION FOR OPTION
                                        INDIVIDUAL GRANTS                                 TERM (2)
                          ----------------------------------------------------  ---------------------------
                                        % of Total
                           Securities    Options
                           Underlying   Granted To
                            Options     Employees         Exercise
                            Granted         In            Or Base   Expiration          5%           10%
Name                         (#)(1)     Fiscal Year        Price       Date            ($)           ($)
------------------------  -----------   -----------       --------  ----------       --------     ---------
Josephine Chaus.........
Nicholas DePaolo........
Gregory Mongno (3)......    686,667        37.01%            .50       8/8/11         559,254      890,519
Barton Heminover (4)....     46,408         2.50%            .50       8/8/11          37,797       60,185

---------------

(1)      All options were granted under the Stock Option Plan.

(2) Potential pre-tax realizable value is based on the assumption that the stock appreciates from the market value on the date of grant at the annual rates of appreciation shown on the table over the option term (ten years). This is a theoretical value. The actual realized value depends upon the market value of the Company's stock at the exercise date.

(3) Represents options to purchase 500,000 shares of Common Stock granted on August 8, 2001 in connection with the execution of his employment agreement. Additionally, Mr. Mongno elected to participate in the Company's stock option replacement program (described under the subheading "Stock Option Plan" of the section "COMPENSATION PROGRAM COMPONENTS" contained in the Compensation Committee Report set forth below), surrendered his outstanding, out-of-the-money options and in exchange therefore, on August 8, 2001, received new options to purchase 186,667 shares of Common Stock.

(4) Mr. Heminover elected to participate in the Company's stock option replacement program, surrendered his outstanding, out-of-the-money options and in exchange therefore, on August 8, 2001, received new options to purchase 46,408 shares of Common Stock.



       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information with respect to the exercise of stock options during fiscal 2002 by the Named Executive Officers and the value of unexercised options at fiscal year end.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF      NUMBER OF        VALUE OF        VALUE OF
                                                        SECURITIES    SECURITIES      UNEXERCISED     UNEXERCISED
                                                        UNDERLYING    UNDERLYING      IN-THE-MONEY    IN-THE-MONEY
                                                       UNEXERCISED    UNEXERCISED      OPTIONS AT      OPTIONS AT
                               SHARES                   OPTIONS AT    OPTIONS AT        JUNE 30,        JUNE 30,
                            ACQUIRED ON     VALUE     JUNE 30, 2002  JUNE 30, 2002      2002(1)         2002(1)
NAME                          EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------              --------     --------    -----------   -------------    -----------    -------------
Josephine Chaus                  --            --             --              --            --              --
Nicholas DiPaolo                 --            --      1,303,750       2,006,250       $255,000        $450,000
Gregory Mongno                   --            --             --         686,667            --          $68,667
Barton Heminover                 --            --             --          46,408            --           $4,641

-----------------

(1) The value is based on the excess of the market price of the Company's Common Stock at the end of fiscal 2002 over the option price of the unexercised options.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information regarding the number of shares of the Company's Common Stock that were subject to outstanding stock options or other compensation plan grants and awards at the end of fiscal 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                            NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES TO BE       WEIGHTED-AVERAGE       REMAINING AVAILABLE
                                      ISSUED UPON EXERCISE OF        EXERCISE PRICE OF      FOR FUTURE ISSUANCE
                                       OUTSTANDING OPTIONS,        OUTSTANDING OPTIONS,         UNDER EQUITY
PLAN CATEGORY                           WARRANTS AND RIGHTS         WARRANTS AND RIGHTS      COMPENSATION PLANS
-----------------------------       --------------------------     --------------------     ---------------------
Equity compensation plans                    5,230,984                     $.44                  1,519,016
approved by security holders

Equity compensation plans not                   --
approved by security holders

Total                                        5,230,984                     $.44                  1,519,016

                             EMPLOYMENT ARRANGEMENTS

         Josephine Chaus. The Company's employment agreement with Josephine Chaus, Chairwoman of the Board, commenced on July 1, 1992 and expired on June 30, 1994. Since such date, she has been employed without a written agreement. Ms. Chaus' annual base salary was $525,000 for fiscal 2002.

         Nicholas DiPaolo. On January 10, 2001, the Company entered into an employment agreement with Nicholas DiPaolo who has been serving as the Company's Vice Chairman and Chief Operating Officer since November 1, 2000, the effective date of the employment agreement. The employment agreement has a term of 37 months from the effective date. Under the employment agreement, Mr. DiPaolo receives an annual salary of $300,000 per year. Under the employment agreement on November 1, 2000, Mr. DiPaolo was granted 300,000 fully vested options to purchase Common Stock of the Company at the fair market value on the date of grant. Under the employment agreement on January 10, 2001, Mr. DiPaolo was granted 3,000,000 options to purchase Common Stock of the Company at the fair market value on the date of grant (the "Put Options"). The exercise price of the Put Options is 0.375. The Put Options vest in three equal annual installments upon the anniversaries of the employment agreement's effective date. In the event that the Company achieves a cumulative EBITDA target determined by the Company's Board of Directors for the three year period ending June 30, 2003, Mr. DiPaolo shall be entitled to require the Company to purchase his Put Options, for a purchase price equal to $1,125,000, i.e. the aggregate exercise price of the Put Options. In the event there is a "Change In Control" of the Company or his employment is terminated without "Cause" (as such terms are defined in the employment agreement), Mr. DiPaolo shall also have the right to require the Company to purchase his vested Put Options at a purchase price equal to the aggregate exercise price of the vested Put Options. If the agreement is terminated by the Company without cause, Mr. DiPaolo is entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments.

         Gregory Mongno. On June 1, 2001, the Company entered into an employment agreement with Mr. Mongno providing for him to serve as President of the Company for a three year term. Under the employment agreement, Mr. Mongno received an annual salary of $500,000 per year from June 1, 2001 through May 31, 2002; thereafter he is entitled to $550,000 per year from June 1, 2002 to May 31, 2003 and $600,000 per year from June 1, 2003 to May 31, 2004. Mr. Mongno is entitled to an annual bonus based upon targets set by the Compensation Committee of the Board of Directors, subject for the fiscal year ended June 30, 2002 to a minimum bonus of $150,000, which was paid in September 2001. In addition, in connection with the execution of Mr. Mongno's employment agreement, on August 8, 2001 (the "Option Date"), Mr. Mongno was granted options to purchase an aggregate of 500,000 shares of Common Stock. The options were granted at an exercise price equal to the last sale price of the Company's Common Stock on the Option Date, vesting in three equal annual installments on the anniversary dates of the Option Date. If the agreement is terminated by the Company without cause, Mr. Mongno is entitled to non-competition payments equal to twelve months' base salary, payable in twelve monthly installments.

                             DIRECTORS' COMPENSATION

         During fiscal 2002, directors who were not employees of the Company received an annual fee of $20,000 for serving on the Board of Directors, plus a cash fee of $1,500 per meeting day. In addition, directors are paid a per diem advisory fee of $2,100 for special projects assigned by the Board of Directors.

         Pursuant to its authority under the Stock Option Plan, the Compensation Committee had provided for each non-employee director to be automatically granted options to purchase 5,000 shares of Common Stock annually on July 1 based on the market price of the Common Stock on the date of grant, exercisable up to 25% on each of the first four anniversaries after the grant (the "Automatic Option Grant Policy"). The last such automatic grant occurred on July 1, 2000. On January 19, 2001, the Company's Board of Directors resolved to terminate the Automatic Option Grant Policy and that future grants of options to purchase shares of the Common Stock to directors shall be determined by the Compensation Committee from time to time. In August 2002, the Company's Compensation Committee granted each non-employee director an option to purchase 10,000 shares of Common Stock exercisable at the Fair Market Value of the Common Stock on the date of grant. In addition, on such date, the Board of Directors decided to amend the Stock Option Plan, subject to shareholder approval, to provide for an automatic annual grant of 10,000 option shares to each of the non-employee directors of the Company on July 1 of each year upon the same terms as the Company's prior Automatic Option Grant Policy. Such proposed amendment to the Stock Option Plan is described below under the section "PROPOSAL NO.2 AMENDMENT TO THE STOCK OPTION PLAN".

         The Company has purchased and will maintain a $50,000 term life insurance policy on behalf of certain directors with the benefits to be paid to such director's designated beneficiary.

                        COMPENSATION COMMITTEE INTERLOCKS

         Philip Barach and S. Lee Kling served as members of the Compensation Committee during all of fiscal 2002. Through April 30, 2002, a son of Mr. Kling had been employed by Lockton Companies, an insurance broker from which the Company obtains directors' and officers' liability insurance, and employee practices liability insurance. Mr. Kling joined the Lockton Companies as a consultant in May 2002. The total aggregate premium payments paid to Lockton Companies in respect of directors and officers liability insurance during fiscal 2002 were approximately $151,000.

                          COMPENSATION COMMITTEE REPORT

         Committee. The Compensation Committee establishes and reviews the Company's arrangements and programs for compensating its executive officers, including the Named Executive Officers. The Compensation Committee is composed of Philip Barach and S. Lee Kling, neither of whom are either officers or employees of the Company.

         Background, Objectives and Philosophy. The Compensation Committee's objective is to establish an overall compensation program that rewards executives as the Company's net income reaches certain targeted levels and, through the grant of options, as the market price of the Company's Common Stock increases.

         The Compensation Committee believes that there are three principal components which should be included in a compensation program:

         (1)      base salary;

         (2)      annual cash incentives; and

         (3)      stock option incentives.

         Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under an Incentive Award Plan (the "Incentive Award Plan") and long-term performance of the Company is rewarded through the grant of stock options pursuant to the Stock Option Plan. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a four-year period. This approach is consistent with the Compensation Committee's view that incentive programs should be based upon performance and that awards of stock options should ally the economic interests of the Company's officers and other key employees with those of the Company's stockholders.

COMPENSATION PROGRAM COMPONENTS.

         Base Salary. Base salaries are set at levels that are competitive within the apparel industry. An annual salary adjustment within each applicable position/salary level is determined by evaluating the performance of the individual, including the achievement of numerate and non-numerate objectives, in the context of the financial results of the Company.

         Annual Cash Incentives. Cash incentive awards are based on performance as measured by the Company's net income. The Compensation Committee believes that net income is an appropriate measure of performance because it promotes the achievement of corporate-wide goals. The Company has in effect the Incentive Award Plan in which certain key employees, other than Josephine Chaus, are eligible to participate. The Compensation Committee from time to time may establish corporate-wide objectives based upon earnings each year, the attainment of which serve as the basis for computing annual bonuses. No earnings targets were fixed for fiscal 2002. In the past, individual bonuses for key employees under the Incentive Award Plan have been recommended by management to the Compensation Committee which, in turn, makes the final determination. A portion of each executive's bonus has also been dependent on the achievement of written numerate objectives, which are jointly established in advance by each such executive and the Chief Executive Officer. The Compensation Committee may determine to establish earnings targets and other targets for future fiscal years, including fiscal 2003. From time to time, certain employment agreements with officers contain minimum bonus arrangements. Certain employment agreements with officers provide for bonuses based upon "EBITDA" targets determined by the Board of Directors of the Company. EBITDA is defined as earnings before interest, taxes, depreciation and amortization

         Stock Option Plan. The Compensation Committee believes that the use of stock options as the principal basis for creating long-term incentives satisfies the objective of aligning the interests of executive management with those of the Company's stockholders. The Company has in effect the Stock Option Plan pursuant to which the Compensation Committee may grant executives, other than Josephine Chaus, options to purchase Common Stock of the Company. The Company utilizes vesting periods to encourage key executives to continue in the employ of the Company. Unless otherwise provided by the Compensation Committee at the time an option is granted, options granted under the Stock Option Plan vest ratably over a period determined by the Compensation Committee, which is generally three to four years. Levels of participation in the Stock Option Plan generally vary on the basis of the recipient's position in the Company. In order to provide performance incentives and retain employees that held stock options, the Company offered all employees holding options the right to exchange such options for new options at a lower exercise price. During February 2001, employee and director options for an aggregate of 1,400,401 shares of the Company's common stock were surrendered under the stock option replacement program offered by the Company. Under the program, employees had the right to surrender their outstanding, out-of-the-money options in exchange for a commitment by the Company to grant new options to them for the same number of shares on a date, which is in excess of six months (183 days) after the surrender date. To be eligible to receive the new options, which have an exercise price equal to the fair market value on August 8, 2001 (the "Future Grant Date"), employees (or directors as the case may be) must have been employed by the Company (or to serve as directors) on such Future Grant Date. On August 8, 2001, 1,400,401 options were granted to employees and directors under this program. The new options vest in increments of 50% on August 8, 2002 and 50% on August 8, 2003. Named executive officers who participated in the replacement program are set forth in the table below:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                                                        Length of
                                            Market                                      Original
                              Number of     Price of                                    Option
                              Securities    Stock at        Exercise                    Term
                              Underlying    Time of         Price at                    Remaining
                              Options/      Repricing       Time of       New           at Date of
                              SARs          or              Repricing     Exercise      Repricing
                              Repriced or   Amendment       or Amendment  Price         or
Name                Date      Amended (#)      ($)              ($)         ($)         Amendment
---------------     --------  -----------   ---------       ------------  --------     -----------
Gregory Mongno      02/01/00    186,667        .50            1.875(1)      .50         8.5 years

Bart Heminover      07/18/96      3,000        .50             3.10(1)      .50           5 years
                    02/23/98     43,408        .50             3.10(1)      .50         6.5 years


                   COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Josephine Chaus has served as Chief Executive Officer of the Company from 1991 through September 1994 and from December 1998 until present. She served as member of the Office of the Chairman of the Company from September 1994 until December 1998 when the position was eliminated. As Josephine Chaus is a controlling stockholder of the Company, the Compensation Committee did not believe there was a need for bonus compensation or stock incentives. As a result, Josephine Chaus did not participate in the Company's bonus program or the Stock Option Plan. For fiscal 2002, Ms. Chaus's annual salary was $525,000.

                                      COMPENSATION COMMITTEE

                                      Philip Barach
                                      S. Lee Kling



                             AUDIT COMMITTEE REPORT

         The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or by the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         During fiscal 2001, the Audit Committee of the Board of Directors developed a charter for the Committee, which was approved by the full Board on April 27, 2000. The complete text of the charter, which reflects standards set forth in the Securities and Exchange Commission regulations was included as Appendix A to the 2001 Annual Meeting of Stockholders filed pursuant to Regulation 14A.

         The Audit Committee meets at least four times a year following the completion of the auditor's review of the consolidated financial statements for the first three quarters of the fiscal year and the completion of the audit of the consolidated financial statements for the fiscal year. The members of the Audit Committee are independent (as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards).

         The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS 61, (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented, as well as any difficulties encountered in performing the audit or issues discussed prior to retention, or any consultation with other accountants. The Audit Committee has received from the auditor, the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent account the independent accountant's independence.

         Based on the review and discussion included above, the Audit Committee recommended to the Board of Directors the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002, for filing with the Commission.

                                            AUDIT COMMITTEE

                                            S. Lee Kling
                                            Harvey M. Krueger

PERFORMANCE GRAPH

         The following Performance Graph compares the total cumulative return (assuming dividends are reinvested) on the Company's Common Stock during the five fiscal years ended June 30, 2002 with the cumulative return on the Standard & Poor's 500 Index and the Standard & Poor's Textiles (Apparel) Index, assuming investment of $100 in each of the above at their closing stock prices on June 30, 1997.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG BERNARD CHAUS, INC., THE S & P 500 INDEX
                   AND THE S & P APPAREL & ACCESSORIES INDEX

                               [GRAPHIC OMITTED]

        180

        160

        140

D       120
O
L       100
L
A        80
R
S        60

         40

         20

          0
                6/97     6/98     6/99     6/00     6/01     6/02

 [X] BERNARD CHAUS, INC.      ^ S&P 500       o S&P APPAREL & ACCESSORIES

*$100 invested on 6/30/97 in stock or index-including reinvestment of dividends. Fiscal year ending June 30.

Copyright(C)2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

                             Cumulative Total Return

                                6/97           6/98         6/99         6/00       6/01       6/02
                               ------         ------       ------       ------      ------     ------
BERNARD CHAUS, INC.........    100.00          32.35        27.65         6.48        4.80       5.65
S&P 500....................    100.00         130.16       159.78       171.36      145.95     119.70
S&P TEXTILES (APPAREL).....    100.00         113.88        80.66        58.20       84.31      98.69

         THE NARRATIVE AND/OR TABULAR INFORMATION ABOVE IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.



                              CERTAIN TRANSACTIONS

         Through April 2002 a son of Mr. Kling was employed by Lockton Companies, an insurance broker from which the Company obtains directors' and officers' liability insurance, and employee practices liability insurance. Additionally, Mr. Kling joined the Lockton Companies as a consultant in May 2002. The total aggregate premium payments paid to Lockton Companies in respect of such insurance during fiscal 2002 was approximately $151,000.



                                 PROPOSAL NO. 2
                       AMENDMENT TO THE STOCK OPTION PLAN

GENERAL

         The purpose of the Bernard Chaus, Inc. 1998 Stock Option Plan, originally adopted by the Board of Directors on November 7, 1997 and amended on November 15, 2000 (the "Stock Option Plan") is to enhance the Company's ability to attract and retain employees, officers, consultants and directors and to incentivize such persons to devote their abilities and industry to the success of the Company's business enterprise.

PROPOSAL

         At the Annual Meeting, the stockholders will be asked to approve Amendment No.2 to the Company's Stock Option Plan in the form attached hereto as Exhibit A. The purpose of such amendment is to provide for an automatic annual grant of 10,000 option shares to each of the non-employee directors of the Company. The Board of Directors believes that these automatic grants will be important in the future success of the Company by allowing it to remain competitive in attracting and retaining qualified individuals to serve as directors. Based upon this determination, the Board of Directors, upon recommendation of the Compensation Committee, has approved, subject to shareholder approval, an amendment to the Stock Option Plan which provides for each non-employee director to be automatically granted an option to purchase 10,000 shares of Common Stock annually on July 1 based on the market price of the Common Stock on the date of grant, exercisable up to 25% on each of the first four anniversaries after the grant (the "Automatic Option Grant Policy").

SUMMARY OF 1998 STOCK OPTION PLAN

         The following summary description of the principal terms of the 1998 Stock Option Plan, as amended, does not purport to be complete and is qualified in its entirety by the full text of the 1998 Stock Option Plan, as amended, a copy of which has been attached as Exhibit A and B to the 2000 Annual Meeting of Stockholders filed pursuant to Regulation 14A.

         Pursuant to the 1998 Stock Option Plan, as amended, employees, officers, consultants and directors of the Company chosen by the Compensation Committee will be eligible to receive awards of stock options ("Options") in consideration for services performed for the Company (such individuals, "Optionees"); provided, however, that only employees of the Company or its future subsidiaries may receive Incentive Stock Options (as defined below) under the 1998 Stock Option Plan, as amended. There are approximately two hundred and fifty persons eligible to receive awards under the 1998 Stock Option Plan, as amended. Options granted under the 1998 Stock Option Plan, as amended, may be either nonqualified stock options ("Nonqualified Options") or "incentive stock options," within the meaning of Section 422 of the Code ("Incentive Stock Options").

         Under the Stock Option Plan, 6,750,000 shares of Common Stock are reserved for issuance. No stock options may be granted subsequent to October 29, 2007. As of June 30, 2002, options to purchase an aggregate of 5,230,984 shares had been granted and were outstanding under the Stock Option Plan at a weighted average exercise price of $0.44 per share. All options granted during the past three fiscal years were granted at an exercise price at least equal to the market price of the Common Stock on the date of the grant of such options.

         The 1998 Stock Option Plan, as amended, is administered by a Compensation Committee consisting of at least two members of the Board. Subject to the provisions of the 1998 Stock Option Plan, as amended, the Compensation Committee will determine when and to whom Options will be granted, the number of shares covered by each Option and the terms and provisions applicable to each Option; provided, however, that the Compensation Committee may not award Options to any employee with respect to more than 4,000,000 shares of Common Stock during the term of the 1998 Stock Option Plan, as amended. The Compensation Committee may construe and interpret the 1998 Stock Option Plan, as amended, and may at any time establish, amend and revoke such rules and regulations for the 1998 Stock Option Plan, as amended, as it deems advisable.

         An Option may be granted on such terms and conditions as the Compensation Committee may approve, provided that all Incentive Stock Options must be granted with an exercise price equal to the fair market value of the underlying shares as of the date of grant (110% in the case of Incentive Stock Options granted to a "ten percent shareholder" (as defined in Section 422 of the Code)). The 1998 Stock Option Plan, as amended, imposes no such minimum exercise price on Nonqualified Options. Payment of the Option exercise price may be made by cash and/or the transfer of shares of Common Stock to the Company upon such terms and conditions as determined by the Compensation Committee. Each Option shall become exercisable in such installments and at such times as determined by the Compensation Committee and set forth in an agreement evidencing the grant of an Option. Each Option shall be for such term as the Compensation Committee shall determine, provided that no Option shall have a term of greater than ten years (five years in the case of an Incentive Stock Option granted to a "ten percent shareholder"). In the event of certain change in control transactions, each outstanding Option shall become immediately and fully exercisable.

         The Board of Directors may at any time and from time to time suspend, amend, modify or terminate the 1998 Stock Option Plan, as amended; provided, however, that, to the extent necessary under applicable law, no amendment shall be effective unless approved by stockholders of the Company. In addition, no such change may adversely affect any Option previously granted, except with the written consent of the Optionee.

INTEREST OF CERTAIN PERSONS IN PROPOSAL NO. 2

         All outside directors of the Company have an interest in the proposal insofar as, if approved, they would receive an automatic annual grant of 10,000 shares of Common Stock of the Company on July 1st of each year and from time to time may be awarded additional options.

STOCKHOLDER APPROVAL

         Each proxy received will be voted for the approval of the amendment to the Stock Option Plan which provides for each non-employee director to be automatically granted an option to purchase 10,000 shares of Common Stock annually on July 1 based on the Fair Market Value of the Common Stock on the date of grant if the date of grant is a business day, otherwise on the first business day thereafter, exercisable up to 25% on each of the first four anniversaries after the grant unless otherwise specified in the proxy.

         Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to approve an amendment to the Stock Option Plan. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of approval of such amendment.

                                 PROPOSAL NO. 3
                              SELECTION OF AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, as the Company's auditors for the fiscal year ending June 30, 2002. Deloitte & Touche has served as the Company's independent auditors since June 10, 1994. Although stockholder ratification of the selection of Deloitte & Touche LLP is not required, the Board considers it desirable for stockholders to pass upon the selection of auditors.

         It is expected that one or more representatives of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions of stockholders.

PRINCIPAL ACCOUNTING FIRM FEES

         Aggregate fees billed to the Company for the fiscal year ended June 30, 2002 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

Audit Fees                                                 $   254,000(a)
Financial Information Systems                              $         0
  Design and Implementation Fees
Audit Related Fees                                         $    25,000(b)
Other Fees                                                 $    90,000(c)
Total All Other Fees                                       $   115,000(d)

(a) Includes fees in connection with the audit of the Company's consolidated financial statements and reviews of the consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended June 30, 2002.

(b)      Includes fees for the audits of the Company's employee benefit plans.

(c)      Other fees relate to tax services provided.

(d) The audit committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

         The Board of Directors recommends a vote for the ratification of the appointment of the auditors. Each proxy received will be voted for the ratification of the appointment of the auditors unless otherwise specified in the proxy.

         Josephine Chaus possesses the power to vote more than 50% of the outstanding shares of the Common Stock. Accordingly, the affirmative vote of Josephine Chaus is sufficient to ratify the appointment of the auditors. Josephine Chaus has advised the Company that she intends to vote all of her shares in favor of such ratification of the appointment.

                        PROPOSALS FOR NEXT YEAR'S MEETING

         Any proposal by a stockholder who intends to be present at the next Annual Meeting of Stockholders must be received by the Company at its offices at 800 Secaucus Road, Secaucus, New Jersey 07094 for inclusion in its proxy statement and form of proxy relating to that Annual Meeting no later than June 12, 2003. Such proposals should be sent to the Secretary of the Company by certified mail, return receipt requested. A proxy will confer discretionary authority to management of the Company to vote on any matter other than matters for which the Company received notice by a stockholder prior to September 2, 2003; provided, however, that if the 2003 Annual Meeting of Stockholders is held prior to October 13, 2003, the Company will notify the stockholders of a revised date for submitting notice to the Company.

                                  MISCELLANEOUS

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

         Copies of the 2002 Annual Report to Stockholders, including the consolidated financial statements for the fiscal year ended June 30, 2002, are being mailed to the stockholders prior to or simultaneously with this Proxy Statement.

         THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JUNE 30, 2002 TO EACH STOCKHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

                           Bernard Chaus, Inc.
                           800 Secaucus Road
                           Secaucus, New Jersey 07094

                           Attention:   Barton Heminover
                                        Chief Financial Officer
                                        and Assistant Secretary

                                                                       EXHIBIT A


        AMENDMENT NO. 2 TO THE BERNARD CHAUS, INC. 1998 STOCK OPTION PLAN

         Pursuant to Section 12 of the 1998 Stock Option Plan of Bernard Chaus, Inc. (the "Stock Option Plan"), the Board of Directors hereby amends and restates the Stock Option Plan to include new Section 3.3 which reads in its entirety as follows:

         "3.3 Notwithstanding anything herein to the contrary, each Nonemployee Director of the Company shall be automatically granted an option to purchase 10,000 shares of Common Stock annually on July 1 based on the Fair Market Value of the Common Stock on the date of grant if the date of grant is a business day, otherwise on the first business day thereafter, vesting over a four year period (i.e., exercisable up to 25% on each of the first four anniversaries after the grant."